Exhibit 1.1

1,200,000 Shares

THE FIRST OF LONG ISLAND CORPORATION

COMMON STOCK

PAR VALUE $0.10 PER SHARE

UNDERWRITING AGREEMENT

May 4, 2016

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

The First of Long Island Corporation, a New York corporation (the “Company”), and The First National Bank of Long Island, a national bank (the “Bank”), confirm their respective agreements with Sandler O’Neill & Partners, L.P. (the “Underwriter”) with respect to (i) the sale by the Company and the purchase by the Underwriter of 1,200,000 shares of Common Stock, par value $0.10 per share, of the Company (“Common Stock”) and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 180,000 additional shares of Common Stock. The aforesaid 1,200,000 shares of Common Stock (the “Initial Shares”) to be purchased by the Underwriter and all or any part of the 180,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Shares”) are herein called, collectively, the “Shares.”

The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

1. (a) The Company represents and warrants as of the date hereof, the Applicable Time (as defined in Section 1(a)(iv) hereof), the Closing Time (as defined in Section 2(c) hereof) and each Additional Closing Time (as defined in Section 2(b) hereof), if any, and agrees with Underwriter, that:

(i) The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-190505), including a base prospectus (the “Base Prospectus”), relating to the offer and sale of certain securities, including the Shares, by the Company. The Company has prepared and furnished to the Underwriter a preliminary prospectus supplement to the Base Prospectus relating to the Shares, including the information incorporated by reference therein prior to the Applicable Time as a result of documents filed in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”) (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”). The Company will furnish to the Underwriter, for use by the Underwriter, copies of the Base Prospectus, as supplemented by the final prospectus supplement relating to the Shares (including the information incorporated by reference therein prior to the Applicable Time as a result of documents filed in accordance with the 1934 Act, the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The aforementioned registration statement, as amended when it became effective, including all information incorporated by reference therein prior to the Applicable Time as a result of documents filed in accordance with the 1934 Act, and including any information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of such registration statement pursuant to Rule 430B of the Act in accordance with this Agreement, is herein referred to as the “Registration Statement.” Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the information incorporated by reference therein as a result of documents filed in accordance with the 1934 Act prior to the Applicable Time, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing on or after the Applicable Time of any document in accordance with the 1934 Act deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus or the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission via the Commission’s Electronic Data-Gathering, Analysis and Retrieval system (“EDGAR”).

(ii) No order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued by the Commission, and each of the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, at the time of filing thereof with the Commission, the date of this Agreement, the Applicable Time, the Closing Time and each Additional Closing Time , if any, conformed, conforms or will conform, as applicable, in all material respects to the requirements of the Act, and did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 6(a) hereof). There are no contracts or other documents required to be described in the Preliminary Prospectus, the Prospectus or the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(iii) The Company meets all conditions and requirements for the use of Form S-3 to register the offer and sale of the Shares. The Registration Statement conforms and will conform in all material respects to the requirements of the Act. At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective, the date of this Agreement, the Closing Time and each Additional Closing Time, if any, the Registration Statement and any amendments thereto conformed, conforms or will conform, as applicable, in all material respects with the requirements of the Act and did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information. The Preliminary Prospectus and the Prospectus, when filed pursuant to the EDGAR system (except as may be permitted by Regulation S-T under the Act), was or will be identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares.

(iv) At Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectuses issued prior to the Applicable Time and the Preliminary Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means, 5:00 P.M., New York City time, on May 4, 2016 or such other time agreed by the Company and the Underwriter.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(v) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 3(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus, or the Prospectus or any supplement or amendment thereto; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information provided by the Underwriter expressly for use therein.

(vi) The documents incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act, and none of such documents included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package and any amendment or supplements thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement was declared effective by the Commission under the Act prior to the use of any free writing prospectus and each free writing prospectus was preceded or accompanied by a prospectus satisfying the requirements of Section 10 of the Act.

(vii) This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Underwriter, constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement; and all action required to be taken for the due and proper authorization, execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(viii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus or as would not have nor be reasonably expected to have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or any increase in long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the business, financial condition, stockholders’ equity, liquidity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) except for regular quarterly dividends on the Common Stock, in amounts per share consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and the Company and its subsidiaries have good and marketable title to all personal property material to the respective businesses of the Company and its subsidiaries owned by them, in each case free and clear of all liens, encumbrances and defects except: (a) such as are described in each of the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (b) the pledge of loans and securities in the ordinary course of the business of the Bank to secure borrowings from the Federal Home Loan Bank of New York and the discount window at the Federal Reserve Bank of New York, repurchase agreements and government and municipal deposits; any real property and buildings held under lease by the Company and its subsidiaries and material to the respective businesses of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries have valid and marketable rights to lease or otherwise use all items of personal property material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and has been duly incorporated and is validly existing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby, and is duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept is recognized) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xi) The only direct subsidiary of the Company is and the Bank has been duly chartered and is validly existing as a national bank in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Bank is a national bank and member bank of the Federal Reserve System (the “FRB”), and the activities of its subsidiaries are permitted to subsidiaries of a national bank and a member of the FRB under applicable law and the rules and regulations of the OCC and FRB; the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued shares of capital stock or other equity interests of the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, free and clear of any pledge, lien, encumbrance, or claim; and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than as set forth in each of the Registration Statement, the General Disclosure Package, and the Prospectus.

(xii) The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Our Common Stock,” and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws and conform to the description of the capital stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Our Common Stock”; and no such shares were issued in violation of any preemptive or similar rights. The form of certificates for the Shares conforms to the corporate law of the State of New York and rules of The NASDAQ Stock Market LLC (the “Nasdaq Stock Market”).

(xiii) The Shares have been duly and validly authorized for sale under this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Our Common Stock.” The issuance of the Shares will not be subject to any preemptive or similar rights. No holder of Shares will be subject to personal liability by reason of being such a holder.

(xiv) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company’s equity compensation programs and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person.

(xv) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided that this exception shall not apply to clause (B)(1)(x) below), (A) the execution and delivery of this Agreement, the issue and sale of the Shares by the Company and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary action and do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), and (B) no such action will (1) result in any violation of (x) the provisions of the certificate of incorporation or charter (as applicable) or by-laws (or other organizational documents) of the Company or any of its subsidiaries or (y) any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a

“Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets or (2) constitute a Repayment Event (as defined below in this Section 1(a)(xv)) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets, properties or operations of the Company or any subsidiary pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the execution and delivery of this Agreement, the offer and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the offer and sale of the Shares, which has been effected, and except as may be required under the rules and regulations of the Nasdaq Stock Market and the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under foreign and state securities or Blue Sky laws in connection with the offer and sale of the Shares by the Company under this Agreement. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness or financing by the Company or any subsidiary.

(xvi) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or charter, as applicable, or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xvii) The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Our Common Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, are accurate and complete.

(xviii) The financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein. The balance sheet data as of, and the statement of operations data, statement of comprehensive income, statement of changes in stockholders’ equity and statement of cash flows data for, March 31, 2016 and March 31, 2015 fairly present in all material respects the information therein on a basis consistent with that of the audited financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus. Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or GAAP. To the extent applicable, all disclosures contained in the Preliminary Prospectus, the Prospectus and the Registration Statement regarding “non-GAAP financial measures,” as such term is defined by the rules and regulations of the Commission, comply in all material respects with Regulation G of the 1934 Act, the rules and regulations promulgated by the Commission thereunder and Item 10 of Regulation S-K under the Act.

(xix) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xx) The Company has established and maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding disclosures, and (B) are effective to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below in this Section 1(a)(xxi)) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management and applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in compliance with all Regulatory Agreements, and to the Company’s knowledge there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxii) Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are currently conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the Office of the Comptroller of the Currency (“OCC”) and the FDIC), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written, or to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not currently in compliance with any such statute, law, rule, regulation, decision, directive or order.

(xxiii) Other than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, or to the Company’s knowledge now pending or threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement or the Prospectus by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or an adverse effect on the Company’s ability to consummate the transaction contemplated under this Agreement and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the Act which have not been so described and filed.

(xxiv) Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign Governmental Entities necessary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failures so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxv) The Company and its subsidiaries: (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined in Section 1(a)(xxvi) hereof) or threat of Release of Hazardous Materials (as defined in Section 1(a)(xxvi) hereof) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except for any such matter in clauses (a)-(e) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or to the Company’s knowledge contemplated or threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxvi) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or within the past ten years owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(xxvii) The statistical and market related data contained in each of the Registration Statement, the General Disclosure Package, the Prospectus and the Registration Statement and any amendment or supplement thereto are based on or derived from sources the Company reasonably believes to be reliable and accurate.

(xxviii) Neither the Company nor, to the knowledge of the Company, any affiliate of the Company nor, to the knowledge of the Company, any person acting on their behalf has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxix) The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxx) Crowe Horwath LLP, who have certified the financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus is, to the knowledge of the Company, an independent registered public accounting firm as required by the Act, the 1934 Act and the Public Company Accounting Oversight Board and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(xxxi) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the business in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which the Company has received notice that any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made to continue such insurance; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiii) Each of the Company and its subsidiaries (A) has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has each requested, extensions thereof, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus and (B) has each paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, in the case of each of clause (A) and (B), except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus and except as does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(xviii) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined.

(xxxiv) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as set forth or contemplated in each of the Registration Statement, General Disclosure Package and the Prospectus.

(xxxv) Except as would not reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or any of its subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations including with ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any “employee benefit plan” established or maintained by the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption; no “reportable event”

(as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates; none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 430, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification; to the Company’s knowledge, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any “employee benefit plan” established or maintained by the Company or any of its subsidiaries; and none of the following events has occurred: (x) a material increase in the aggregate amount of contributions required to be made to all “employee benefit plans” subject to Title IV of ERISA by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; and for purposes of the foregoing, “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b) and (c) of the Code of which the Company or such subsidiary is a member.

(xxxvi) The Company and its subsidiaries own, or have valid, binding enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the General Disclosure Package and the Prospectus or otherwise necessary or used in connection with the commercialization of the existing products of the Company and its subsidiaries and the products described in each of the Registration Statement, the General Disclosure Package and the Prospectus as being under development (collectively, the “Company Intellectual Property”), except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or, to the knowledge of the Company, licensed by the Company or any of its subsidiaries is unenforceable or invalid, and none of the patent applications owned or, to the knowledge of the Company, licensed by the Company or any of its subsidiaries would be unenforceable or invalid if issued as patents; (ii) the Company and its subsidiaries, and to the Company’s knowledge, their licensors, have complied with the duty of candor and disclosure of the U.S. Patent and Trademark Office and any similar foreign intellectual property office (collectively, the “Patent Offices”); (iii) neither the Company nor its subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries; and (iv) neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus; no person has asserted or, to the Company’s knowledge, threatened to assert any claim against, or notified, the Company (or any of its subsidiaries) that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course); and to the knowledge of the Company, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(xxxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment with the purpose of influencing a government employee or governmental decision making.

(xxxviii) To the knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus that is not so described.

(xxxix) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xl) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement or the Prospectus that is not so described.

(xli) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may reasonably be expected to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

(xlii) The Company and, to the knowledge of the Company, each of the Company’s directors and officers, in their capacities as such, has been and is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications; and the Company is in compliance in all material respects with the applicable rules and regulations of the Nasdaq Stock Market.

(xliii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xliv) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the FRB or any other regulation of the FRB.

(xlv) The information contained in the Registration Statement, the General Disclosure Package and the Prospectus that constitutes “forward-looking” information within the meaning of Section 27A of the Act and Section 21E of the 1934 Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief or estimate of the matters described therein.

(xlvi) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Act with the offer and sale of the Shares pursuant to the Registration Statement; and except as disclosed in the Prospectus, the General Disclosure Package and the Registration Statement, the Company has not sold or issued any security during the six-month period preceding the date of this Agreement, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Act, other than pursuant to stock purchase plans or employee compensation plans, pursuant to outstanding options, rights or warrants as described in the Prospectus, the General Disclosure Package and the Registration Statement or under the Company’s dividend reinvestment plan or employee stock purchase plan.

(xlvii) The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act, 14,273,793 shares of Common Stock have been listed, and the Shares have been approved for listing, subject to official notice of issuance, on The Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares) on The Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Stock Market is contemplating terminating such registration or listing.

(xlviii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlix) (A) At the time of filing the Registration Statement and any amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(l) The Company has paid the registration fee for the offering of the Shares pursuant to Rule 456(a) under the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein).

(li) With respect to stock options granted to employees, consultants and directors of the Company and its subsidiaries (the “Stock Options”) pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, (ii) each such grant was made in all material respects in accordance with the terms of the applicable Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Stock Market and any other exchange on which Company securities are traded, and (iii) the Stock Options have been properly accounted for in accordance with GAAP in the financial statements of the Company and, to the extent required by applicable laws, disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws.

(lii) Each subsidiary of the Company and the Bank which is engaged in the business of acting as an insurance agency (an “Insurance Subsidiary”) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not, individually or in the aggregate, have a Material Adverse Effect; each Insurance Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, to conduct its businesses, except where the failure to have such approvals would not, individually or in the aggregate, have a Material Adverse Effect; no Insurance Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it could be reasonably expected that the Insurance Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such subsidiary to cease or otherwise materially limit the conduct of its business; and each Insurance Subsidiary is in compliance with the requirements of insurance laws and regulations of each jurisdiction that are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(liii) The Company has not distributed and, prior to the later to occur of (i) the Applicable Time, (ii) completion of the distribution of the Shares and (iii) expiration of the option specified in Section 2(b) hereof, will not distribute, any prospectus (as such term is defined in the Act and the rules and regulations promulgated by the Commission thereunder) in connection with the offering and sale of such Shares other than the Registration Statement, the General Disclosure Package, the Prospectus or other materials, if any, permitted by the Act and approved by the Underwriter.

(liv) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(lv) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(lvi) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(lvii) As of the close of trading on The Nasdaq Capital Market on the Trading Day immediately prior to the date of this Agreement, the aggregate market value of the outstanding voting stock of the Company held by persons other than affiliates (as defined in Rule 405 of the Act) of the Company was equal to approximately $411 million and the ADTV (as defined in Rule 100 of Regulation M under the 1934 Act) value of the Company was greater than $100,000.

(b) The Bank represents and warrants as of the date hereof, the Applicable Time, the Closing Time and each Additional Closing Time, if any, and agrees with the Underwriter, that:

(i) The Bank has been duly chartered and is validly existing as a national bank and member of the FRB in good standing under the laws of the jurisdiction of its organization, with the power and authority to own, lease and operate its properties and to conduct its business as described in each of the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) Neither the Bank nor any of its subsidiaries is in violation of its articles of incorporation, bylaws or other governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or to which any of the properties or assets of the Bank is subject except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(iii) Each subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each subsidiary of the Bank is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, except that shares of nonvoting preferred stock of The First of Long Island REIT, Inc. are held by persons other than the Bank or the Company; the Bank owns, directly or through subsidiaries, the issued and outstanding capital stock or other equity interests of each subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; the Bank does not own or control, directly or indirectly, any corporation, association or other entity other than The First of Long Island Agency, Inc., FNY Service Corp. and The First of Long Island REIT, Inc.; none of the outstanding shares of capital stock or other equity interests of any subsidiary of the Bank was issued in violation of any preemptive or similar rights; and the activities of the subsidiaries of the Bank are permitted to subsidiaries of a national bank and member of the FRB under applicable law and the rules and regulations of the OCC and FRB.

(iv) This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities and bank regulatory laws.

(v) The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not whether with or without the giving of notice or passage or time or both conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, or result in the creation or imposition of any lien, charge or other encumbrance upon any properties, assets or operations of the Bank or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the properties or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation, bylaws or other governing documents of the Bank or its subsidiaries or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or its subsidiaries or any of their respective properties or assets, except for those conflicts, breaches, violations, defaults or Repayment Events that would not, individually or in the aggregate, result in a Material Adverse Effect.

(c) Any certificate signed by any officer of the Company or the Bank and delivered to the Underwriter or counsel for the Underwriter in connection with the sale of the Shares contemplated hereby shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to the Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 1,200,000 Initial Shares at $27.44125 per share.

(b) In addition on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 180,000 Option Shares at $27.44125 per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising its option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Additional Closing Time”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c) Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company at 9:00 A.M., New York City time, on the third (fourth, if pricing occurs after 4:30 P.M., New York City time, on any given day) business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company on each Additional Closing Time as specified in the notice from Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company.

3. The Company agrees with the Underwriter that:

(a) The Company will: prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Act on or prior to the date that is one business day following the date hereof unless otherwise agreed to by the Underwriter; make no further amendment or any supplement to the Registration Statement or Prospectus (other than through any documents incorporated therein by reference required to be filed under the 1934 Act) which shall be reasonably disapproved by the Underwriter promptly after reasonable notice and provision of a copy thereof; advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and during the Prospectus Delivery Period (defined as such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered under the Act (or would be required to be delivered but for Rule 172 under the Act) in connection with sales of the Shares), including Rule 173(d) of the Act, furnish the Underwriter with copies thereof; advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly use its commercially reasonable efforts to obtain the withdrawal of such order.

(b) The Company will, during any Prospectus Delivery Period, comply with the Act (including Rule 430B) and the 1934 Act and if any event shall have occurred as a result of which the Registration Statement, the General Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances under which they were made) not misleading, or, if for any other reason it shall be necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Act or the 1934 Act, notify the Underwriter and, upon its request, file such document with the Commission and prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of any such amendment or supplement that will correct such statement or omission or effect such compliance, in each case in form and substance satisfactory to the Underwriter. Upon such notification, the Underwriter will cease selling the Shares pursuant to this Agreement and suspend the use of the General Disclosure Package and the Prospectus until such amendment or supplement is filed.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) The Company will promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e) The Company will, during any Prospectus Delivery Period, furnish the Underwriter with copies of the Preliminary Prospectus and the Prospectus and each amendment and supplement thereto in New York City in such quantities as the Underwriter may from time to time reasonably request.

(f) The Company will make generally available to its securityholders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158).

(g) The Company will furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), will make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(h) Until the earlier of the Shares ceasing to be outstanding or the fifth year anniversary of the latest effective date of the Registration Statement, the Company will furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s EDGAR system.

(i) The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(j) The Company will use its reasonable best efforts to effect the listing of the Shares and to maintain the listing of the Common Stock and, once listed, the Shares on The Nasdaq Capital Market.

(k) The Company will file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act.

(l) The Company will comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

(m) The Company will not, and will cause its subsidiaries not to, and use reasonable efforts to cause its affiliates and any person acting on their behalf not to, directly or indirectly, (i) take any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for or purchase any Common Stock, including the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Underwriter.

(n) During a period of 90 days from the date of the Agreement, the Company will not, without the prior written consent of the Underwriter (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any shares of Common Stock pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) Until completion of the distribution of the Shares contemplated in this Agreement, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

4. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket expenses incurred by the Underwriter in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, fees and expenses of the Underwriter’s counsel, reasonably incurred, and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter; (iii) the cost of printing or producing this Agreement, any Blue Sky memorandum, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under the securities laws as provided in Section 3(d) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any Blue Sky memorandum; (v) all fees and expenses in connection with listing the Shares on The Nasdaq Capital Market; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

5. The obligations of the Underwriter hereunder shall be subject, in its sole discretion, to the condition that all representations and warranties and other statements of the Company and the Bank herein or in certificates of any officer of the Company or the Bank delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the Applicable Time, the Closing Time and each Additional Closing Time, if any, to the condition that the Company and the Bank shall have performed all of their respective obligations hereunder theretofore to be performed, and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any amendment or supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements under Rule 433 applicable to any Issuer-Represented Free Writing Prospectus used or referred in connection with the offer and the sale of the Shares. The Registration Statement has been declared effective under the Act by the Commission and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the Preliminary Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission, any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or any amendment or supplement thereto (including, without limitation, in each case any document incorporated by reference therein) or otherwise shall have been complied with, and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) The Underwriter shall have received satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(c) At the Closing Time, Luse Gorman, PC, counsel for the Company, shall have furnished to you their written opinion, dated the Closing Time, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex I hereto and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) At the Closing Time, Sidley Austin LLP, counsel for the Underwriter, shall have furnished to you their written opinion, dated the Closing Time, in such form as you may reasonably request.

(e) On the date hereof, Crowe Horwath LLP shall have furnished to you a letter or letters, dated the date hereof, in form and substance satisfactory to the Underwriter.

(f) At the Closing Time, the Underwriter shall have received from Crowe Horwath LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or Prospectus, and (ii) since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or any increase in long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the business, financial condition, stockholders’ equity, liquidity, results of operations or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the terms and in the manner contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(h) At any time at or prior to the Closing Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by either federal or state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities on or after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(i) At the Closing Time, the Shares shall have been duly listed for quotation on The Nasdaq Capital Market, subject to official notice of issuance.

(j) The Company shall have complied with the provisions of Section 3(a) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement.

(k) At the Closing Time, the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) conditions specified in this Section 5 have been satisfied, (ii) the representations and warranties of the Company and the Bank in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(l) At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Annex II hereto signed by each director and executive officer of the Company.

(m) Each of the Company and its direct and indirect subsidiaries either is validly existing as a corporation or a national bank, in each case, in good standing under the laws of the jurisdiction of its organization or formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, as applicable; each of the Company and its subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the activities of the subsidiaries of the Bank are activities permitted to subsidiaries of a national bank and member of the FRB under applicable law and the rules and regulations of the OCC and FRB; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC; all of the issued and outstanding capital stock or other equity interests of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that shares of nonvoting preferred stock of The First of Long Island REIT, Inc. are held by persons other than the Bank or the Company; none of the outstanding shares of capital stock or other equity interests of each subsidiary were issued in violation of any preemptive or other similar rights; and the Company and the Bank have all necessary consents and approvals under applicable federal and state laws and regulations relating to banks and bank holding companies to own their respective assets and carry on their respective businesses as currently conducted, except for those consents and approvals that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Bank contained herein and the statements in any certificates furnished by the Company or the Bank hereunder shall be true and correct as each Additional Closing Time and, at the relevant Additional Closing Time, the Underwriter shall have received:

(i) A certificate, dated such Additional Closing Time, of the Chief Executive Officer or the President of the Company and the of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Additional Closing Time.

(ii) The favorable opinion of Luse Gorman, PC, counsel for the Company, in form and substance satisfactory to the Underwriter, dated such Additional Closing Time, relating to the Option Shares to be purchased on such Additional Closing Time and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iii) The favorable opinion of Sidley Austin LLP, counsel for the Underwriter, dated such Additional Closing Time, relating to the Option Shares to be purchased on such Additional Closing Time and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) A letter from Crowe Horwath LLP, in form and substance satisfactory to the Underwriter and dated such Additional Closing Time, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof, except that the specified date in a letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Closing Time.

(o) At the Closing Time and at each Additional Closing Time, if any, counsel for the Underwriter shall be furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(p) If any condition specified in this Section shall not have been fulfilled when as required to be fulfilled, this Agreement, or in the case of any conditions to the purchase of Options Shares on any Additional Closing Time which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Shares, may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Additional Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 12 hereof shall survive any such termination and remain in full force and effect.

6. (a) The Company and the Bank, jointly and severally, shall indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, as incurred, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (provided that the

Company and the Underwriter hereby acknowledge and agree that the only written information that the Underwriter has furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are the statements set forth in first two sentences of the sixth paragraph and first sentence of the eleventh paragraph under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”). Notwithstanding the foregoing, this Section 6 is subject to, and limited by, Sections 23A and 23B of the Federal Reserve Act of 1913.

(b) The Underwriter shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities, as incurred, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, provided that the Company and the Underwriter hereby acknowledge and agree that the only written information that the Underwriter has furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, is the Underwriter Information; and the Underwriter will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless the indemnified party has been materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (except local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriter from the Company for the sale of such Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts received by the Underwriter for the sale of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and the Bank under this Section 6 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) the Underwriter or any of the partners, directors, officers and employees of the Underwriter or any such controlling person; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the Act.

7. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

8. The Company acknowledges and agrees that:

(a) in connection with the sale of the Shares, the Underwriter has been retained solely to act as an underwriter for the sale of the Shares for the Company, and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement;

(b) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any agency relationship created by this Agreement; and

(c) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

9. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel; and if to the Company or to the Bank shall be delivered or sent by mail to The First of Long Island Corporation, 10 Glen Head Road, Glen Head, New York 11545 Attention: Michael N. Vittorio, with a copy (for informational purposes only) to Luse Gorman, PC, 5335 Wisconsin Avenue NW, Suite 780, Washington, DC 20015, Attention: John Gorman. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

10. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, the Bank and, to the extent provided in Sections 6 and 7 hereof, the officers and directors of the Company, the partners, directors, officers and employees of the Underwriter and each person who controls the Company, the Bank or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares shall be deemed a successor or assign by reason merely of such purchase.

11. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C., is open for business.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a valid and legally binding agreement among the Underwriter, the Company and the Bank.

Very truly yours,

THE FIRST OF LONG ISLAND CORPORATION

By:	/s/ Michael N. Vittorio
Name:	Michael N. Vittorio
Title:	President & Chief Executive Officer

THE FIRST NATIONAL BANK OF LONG ISLAND

By:	/s/ Michael N. Vittorio
Name:	Michael N. Vittorio
Title:	President & Chief Executive Officer

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Robert A. Kleinert
Name:	Robert A. Kleinert
Title:	An Officer of the Corporation

Signature Page to Sales Agency Agreement

SCHEDULE I

Issuer-Represented General Use Free Writing Prospectus

1. Filed as a free writing prospectus with the Commission on May 2, 2016

ANNEX II

May     , 2016

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas

New York, New York 10020

Re:	Proposed Public Offering of Common Stock by The First of Long Island Corporation

Dear Sirs:

The undersigned, an officer and/or director of The First of Long Island Corporation, a New York corporation (the “Company”), understands that Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and The First National Bank of Long Island (the “Bank”) providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Sandler O’Neill to be named in the Underwriting Agreement and that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Sandler O’Neill, (i) directly or indirectly, offer, pledge, sell, grant any option, right or warrant to purchases or otherwise transfer or dispose of any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Sandler O’Neill, provided that (1) Sandler O’Neill receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of the stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

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